EXHIBIT 16.1


                                                        GRASSI & CO., CPAs, P.C.
________________________________________________________________________________


July 29, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sirs:

We have read the statements made by Reink Corp., which we understand will be filed with the Commission pursuant to Item 4 on Form 8-K, as part of the Company's Report on the Form 8-K dated May 5, 2003.

Please note that this Form 8-K was received by us on July 23, 2003. Despite the delay in receiving this Form 8-K from Reink Corp., we agree with the statements concerning our firm in said Form 8-K.


Very truly yours,

GRASSI & CO., CPAs, P.C.

/s/ Louis C. Grassi, CPA, CFE
Louis C. Grassi, CPA, CFE
Managing Partner


cc:   William M. Smith
      CFO


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